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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 17, 1998
                        (Date of earliest event reported)



                            SPURLOCK INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                       0-21133                  84-1019856
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

              209 West Main Street
               Waverly, Virginia                           23890
    (Address of Principal Executive Offices)             (Zip Code)



               Registrant's telephone number, including area code:
                                 (804) 834-8980


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Item 4.  Changes in Registrant's Certifying Accountant.

         On February 17, 1998, the Board of Directors of Spurlock Industries, Inc. (the "Company") approved the replacement of James E. Scheifley & Associates, P.C. (formerly Winter, Scheifley & Associates, P.C.) ("Scheifley") as the independent accountant chosen to audit the Company's financial statements and approved the appointment of Cherry, Bekaert & Holland, L.L.P. ("Cherry, Bekaert") as the Company's independent accountant for the 1997 fiscal year. The appointment of Cherry, Bekaert will be effective immediately.

         Except as described below, the Company had not engaged or consulted with Cherry, Bekaert prior to February 17, 1998. Cherry, Bekaert was engaged earlier in February, 1998 by the Audit Committee of the Company's Board of Directors to act as consultants to the Special Litigation Committee of the Board that was created to investigate the allegations contained in a shareholder's derivative suit against the Company and certain of its current and former officers and directors. Such lawsuit was previously disclosed to the Commission on the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997. Cherry, Bekaert's previous consulting engagement, however, did not involve
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, (ii) any matter that was the subject of a disagreement with Scheifley on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or (iii) any matter as to which Scheifley had advised the Company.

         Scheifley's report on the Company's financial statements for each of the two fiscal years ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company's two fiscal years ended December 31, 1996 and during the subsequent period preceding February 17, 1998, there has been no disagreement with Scheifley on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Scheifley, would have caused Scheifley to make reference to the subject matter of the disagreement in connection with its report.

         Scheifley has not advised the Company specifically of the need to expand significantly the scope of its audit, or that information has come to Scheifley's attention that, it has concluded, does, or if further investigated may, materially impact the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements). Scheifley is aware of the investigation that is being conducted by the Special Litigation Committee of the Board of Directors, as described above. Furthermore, Scheifley is aware that certain findings arising from that investigation could impact previously issued financial statements.

         The Company has provided Scheifley with a copy of this Current Report. A letter from Scheifley to the Commission dated February 24, 1998 with respect to this matter is attached hereto as Exhibit 16.



                                      -2-
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Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (c)   Exhibits.

                   Exhibit No.         Description
                   -----------         -----------

                   16                  Letter dated February 24, 1998 from James
                                       E. Scheifley & Associates, P.C. re Change in Certifying Accountant.



                                      -3-
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SPURLOCK INDUSTRIES, INC.



Dated:  February 24, 1998               By: /s/ Phillip S. Sumpter
                                            --------------------------------
                                            Phillip S. Sumpter
                                            Chairman and Chief Executive Officer


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                                INDEX TO EXHIBITS


No.                  Description
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16                   Letter dated  February  24, 1998 from James E.  Scheifley &
                     Associates, P.C. re Change in Certifying Accountant.